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                                                                  EXHIBIT 99.1


                              RMI TITANIUM COMPANY
                     1000 WARREN AVENUE, NILES, OHIO 44446


                      PROXY FOR SPECIAL MEETING TO BE HELD
                               SEPTEMBER 30, 1998


          SOLICITED ON BEHALF OF THE DIRECTORS OF RMI TITANIUM COMPANY

     The undersigned hereby appoints ROBERT M. HERNANDEZ, JOHN H. ODLE, TIMOTHY
G. RUPERT AND RICHARD M. HAYS, or any of them, proxies to vote all shares of Common Stock which the undersigned is entitled to vote with all powers which the undersigned would possess if personally present, at the Special meeting of Shareholders of RMI Titanium Company on September 30, 1998, and any adjournments thereof, upon such matters as may properly come before the meeting. SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS PROXY
CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.



                PLEASE COMPLETE, DATE AND SIGN THE REVERSE SIDE.



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                                                             PLEASE MARK
                                                             YOUR VOTE AS  [ X ]
                                                             INDICATED IN
                                                             THIS EXAMPLE



     This Proxy Card, when properly executed, will be voted in the manner directed herein. If no direction to the contrary is indicated, it will be voted "FOR" the approval of the merger and the formation of the holding company.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR:
1. Approval of the merger of RMI Acquisition
   Company into RMI Titanium Company pursuant to         FOR   AGAINST   ABSTAIN
   which RMI Titanium Company will become the            [ ]     [ ]       [ ]
   wholly-owned subsidiary of RTI International
   Metals, Inc.



   Signature(s)_______________________________________   Dated:__________, 1998
   Please sign EXACTLY as your name appears hereon. When signing as fiduciary or corporate officer, give full title. Joint owners should both sign.




                              FOLD AND DETACH HERE